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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

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
[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
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            FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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FIRST UNION REAL ESTATE INVESTMENTS
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
AT THE COMPANY         IN CLEVELAND         IN CHICAGO                 IN NEW YORK
--------------         ------------         ----------                 -----------
Thomas T. Kmiecik      Stanley L. Ulchaker  Peter Wentz                Arthur Gormley
Senior Vice President  Edward Howard & Co.  The Dilenschneider Group   The Dilenschneider Group
(216) 781-4030         (216) 781-2400       (312) 553-0700             (212) 922-0900


FOR IMMEDIATE RELEASE

             FIRST UNION CHARGES GOTHAM GROUP AND OTHER HEDGE FUNDS
             ------------------------------------------------------
                 ARE WORKING AS A GROUP TO TAKE CONTROL OF FIRST
                 -----------------------------------------------
                  UNION IN VIOLATION OF FEDERAL SECURITIES LAWS
                  ---------------------------------------------

CLEVELAND, OHIO, MAY 6, 1998 -- FIRST UNION REAL ESTATE INVESTMENTS (NYSE: FUR) has filed a brief in federal district court offering detailed evidence supporting its claims that Gotham Partners, Apollo Real Estate Advisors, Franklin Mutual Advisors and other New York hedge funds have been working together in violation of Securities and Exchange Commission (SEC) regulations since late 1996 to acquire control of the real estate investment trust (REIT).

First Union's brief charges that this is at least the third time members of the group have worked together without proper disclosure in an attempt to take over a public company. In each case, group members have taken significant positions in a company they describe as "undervalued" and then instituted an aggressive publicity campaign to harass and denigrate management while maintaining in filings with the SEC that their purchases were solely for "investment purposes." Even as they attacked management, the brief alleges, the group members increased their positions in an orchestrated joint buying program, all without revealing they are working together to gain control of a subject company.

Federal securities laws require any person or group acquiring more than 5% of the outstanding shares of a publicly traded company to file disclosure statements with the SEC describing the purpose of the investment and any formal or informal agreements with other shareholders. First Union's brief charges that Gotham's incomplete and misleading filings have materially defrauded the market and have allowed Gotham and its allies to acquire at least 30% of First Union's shares without disclosing their intent to force a change in control of the Trust. In addition, First Union's own Declaration of Trust and its By-Laws prohibit any shareholder from owning more than 9.8% of the outstanding shares, in order to protect the Trust's preferred tax status as a REIT.

The most distressing aspect of this scheme is the total disregard that these hedge funds have displayed for First Union shareholders, said a company spokesman. While these hedge funds have been working as an undisclosed group, shareholders have sold their shares without having been told they were entitled to a premium for selling control and without affording First Union's trustees the opportunity to negotiate on behalf of all shareholders.

Gotham Partners has filed a motion to keep First Union from obtaining more information in discovery to support its claims. First Union has opposed the motion and asked the federal district court to schedule a hearing on First Union's motion for an injunction to prevent Gotham Partners from continuing its proxy contest against management. The court has taken both motions under advisement.

First Union Real Estate Investments is a unique stapled-stock real estate investment trust (REIT) headquartered in Cleveland, Ohio, and traded on the New York Stock Exchange.

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